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                                                                     EXHIBIT 2.2


                             CERTIFICATE OF MERGER

                                    MERGING

                          INTEGRITY QA SOFTWARE, INC.

                                 WITH AND INTO

                              DELAWARE PAI CORP.

                       ________________________________

           Pursuant to Section 251 of the General Corporation Law of
                             the State of Delaware

                        ________________________________

     Delaware PAI Corp., a Delaware corporation ("PAI"), DOES HEREBY CERTIFY AS
FOLLOWS:

     FIRST: That PAI was incorporated on November 14, 1996, pursuant to the Delaware General Corporation Law (the "Delaware Law"), and Integrity QA Software, Inc. ("Integrity") was incorporated on November 1, 1995.

     SECOND: That an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of November 17, 1996, among Pure Atria Corporation, a Delaware corporation, PAI and Integrity, setting forth the terms and conditions of the merger of Integrity with and into PAI (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware Law.

     THIRD: That the surviving corporation (the "Surviving Corporation") shall be PAI, which shall change its name to "Integrity QA Software, Inc."

     FOURTH: That pursuant to the Reorganization Agreement, from and after the effective time of the Merger, the Certificate of Incorporation of PAI shall continue to be the Certificate of Incorporation of the Surviving Corporation, except that Article 1 is to be amended in its entirety to read as follows:

          "The name of the corporation is Integrity QA Software, Inc."
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     FIFTH:  That an executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                    1309 South Mary Avenue
                    Sunnyvale, California 94087

     SIXTH: That a copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, PAI has caused this Certificate of Merger to be executed in its corporate name as of the 31st day of January 1997.


                                  DELAWARE PAI CORP.



                                  By:     /s/ W. Geoffrey Stein
                                     -------------------------------------------
                                          W. Geoffrey Stein
                                          Vice President, General Counsel and
                                          Assistant Secretary

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